Exhibit 10.62

RETENTION BONUS Agreement

THIS RETENTION BONUS AGREEMENT (this “Agreement”) is made and entered into as of December 15, 2023 (the “Effective Date”) by and between Superior Energy Services, Inc., a Delaware corporation (the “Company”), and Brian K. Moore (the “Participant”). Capitalized terms used in this Agreement without definition have the meanings ascribed to such terms in the Superior Energy Services, Inc. 2021 Management Incentive Plan (as it may be amended from time to time, the “Plan”).

WHEREAS, the Company has adopted the Plan pursuant to which Other Cash-Based Awards may be granted; and

WHEREAS, the Company, in recognition of the Participant’s service to the Company and in order to incentivize the Participant to remain employed with the Company, desires to grant the Participant a cash retention bonus pursuant the terms, conditions and restrictions set forth in the Plan and this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Agreement, and for other good and valuable consideration to which the Participant is not otherwise entitled, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

1.
Retention Bonus.
(a)
Subject to the terms, conditions and restrictions set forth in the Plan and this Agreement, including, but not limited to, Section 2 below, pursuant to Section 11 of the Plan, the Company hereby grants to the Participant a one-time cash bonus in an amount equal to $6,750,000 (the “Retention Bonus”). Subject to the Participant’s continued employment with the Company (“Continuous Service”) on each Payment Date (as defined below), the Company will pay to the Participant an amount equal to twenty five percent (25%) of the Retention Bonus, less applicable tax withholding, on each of March 15, 2024, September 15, 2024, March 15, 2025 and September 15, 2025 (each such date, a “Payment Date”). The period from the Effective Date through September 15, 2025 is hereinafter referred to as the “Retention Period”. Except as otherwise provided in Section 1(b) below, in the event that the Participant’s Continuous Service terminates for any reason at any time prior to the end of the Retention Period, any unpaid portion of the Retention Bonus will be automatically forfeited and all of the Participant’s rights to such unpaid portion of the Retention Bonus shall immediately terminate.
(b)
Notwithstanding the foregoing, if a Change in Control occurs prior to the end of the Retention Period or if the Participant’s Continuous Service is terminated by the Company without Cause prior to the end of the Retention Period, then any unpaid portion of the Retention Bonus will accelerate and be payable to the Participant, less applicable tax withholding, on the consummation of such Change in Control or on the date of termination of Continuous Service, as applicable, subject to, in the event of a Change in Control, the Participant’s Continuous Service through and including the consummation of such Change in Control.
2.
Cancellation of Performance Stock Units. As a condition to the grant of the Retention Bonus, upon the execution of this Agreement, all the rights and obligations of the

Participant and the Company under that certain Performance Stock Unit Award Agreement, by and between the Company and the Participant, dated as of March 23, 2022 (the “PSU Award Agreement”), shall be forfeited and terminated and the Performance Stock Units granted thereunder (the “PSUs”) as well as the PSU Award Agreement itself shall be cancelled and be of no further force or effect. Notwithstanding anything herein or in the PSU Award Agreement to the contrary, from and after the Effective Date, the PSUs will no longer be capable of being settled for shares of Common Stock, and will not otherwise entitle the Participant to receive, any Common Stock (or any other equity interests of the Company), but will only entitle the Participant to the payment of the Retention Bonus in accordance with and subject to the terms and conditions of this Agreement.
3.
Representation and Acknowledgment. The Participant’s signature below constitutes the Participant’s authorization and consent for the Company to cancel the PSUs in their entirety in accordance with the terms of this Agreement. The Participant represents and warrants to the Company that (a) the Participant has the full power and authority to execute this Agreement and to bind the Participant thereto; (b) this Agreement has been duly and validly executed and delivered by the Participant, constitutes a valid and binding obligation and agreement of the Participant, and is enforceable against the Participant in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws generally affecting the rights of creditors and subject to general equity principles; and (c) the execution, delivery, and performance of this Agreement by the Participant does not and will not violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Participant.
4.
Incorporation by Reference. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan. The Committee shall have the authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement.
5.
Taxes. The Company may withhold from the Retention Bonus such federal, state, local, or foreign taxes as are required to be withheld pursuant to any applicable law. The Participant acknowledges and agrees that the Company has not provided any advice regarding any tax liability resulting from this Agreement and that the Participant has been advised to consult with the Participant’s personal tax advisor or legal counsel as to the taxation of the Retention Bonus. The Participant will be solely responsible for taxes imposed on the Participant by reason of any payments provided under this Agreement and all such payments will be subject to applicable federal, state, local and foreign withholding requirements. It is intended that this Agreement be interpreted and applied so that the payments contemplated hereunder shall be exempt from the requirements of Section 409A of the Code, as amended, and the Treasury Regulations promulgated thereunder (and such other Treasury or Internal Revenue Service guidance) as in effect from time to time (“Section 409A”). In no event may the Participant, directly or indirectly, designate the calendar year of any payment to be made under this Agreement. For purposes of Section 409A, each payment that may be made under this Agreement is designated as a separate payment.
6.
Miscellaneous.

(a)
Bound by the Plan. By signing this Agreement, the Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all of the terms and provisions of the Plan.
(b)
No Right to Continuous Service. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any of its Affiliates to terminate the Participant’s employment with the Company or any of its Affiliates at any time.
(c)
Other Benefits. The Retention Bonus is a special payment to you and will not be taken into account in computing the amount of compensation for purposes of determining any bonus, incentive, pension, retirement, death or other benefit under any other bonus, incentive, pension, retirement, insurance, or other employee benefit plan of the Company or any of its Affiliates, unless such plan or agreement expressly provided otherwise.
(d)
Entire Agreement; Amendment. This Agreement, together with the Plan and the Employment Agreement, constitutes the entire agreement between the parties relating to the transactions contemplated by this Agreement and supersede any other agreements, whether written or oral, that may have been made or entered into by or between the Participant and the Company.
(e)
Assignment. The Company may assign any or all of its rights and obligations under this Agreement to any successor of the Company, purchaser of substantially all of the assets of the Company, or any Affiliate of the Company if such successor, purchaser, or Affiliate, as the case may be, agrees to assume all the obligations of the Company hereunder. The Participant may not assign the Participant’s rights and obligations under this Agreement.
(f)
Severability. The provisions of this Agreement will be deemed severable. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being the intent of the parties that all rights and obligations of the parties under this Agreement will be enforceable to the fullest extent permitted by applicable law.
(g)
No Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
(h)
Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to principles of conflicts of law. The parties hereto hereby waive, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action or cause of action arising under this Agreement or in any way connected with or related or incidental to the dealings of the parties hereto with respect to this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise. The parties hereto agree and consent that any such claim, demand, action, cause of action shall be decided by court trial without a jury and that the parties hereto may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.
(i)
Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

If to the Company:

Superior Energy Services, Inc.

1001 Louisiana Street, Suite 2900

Attention: Secretary

If to the Participant, at the Participant’s last known address on file with the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

(j)
Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original but all of which taken together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

superior energy services, INC.

By: ___/s/ Brian K. Moore___________
Name: Brian K. Moore
Title: President and CEO

PARTICIPANT:

__/s/ Brian K. Moore________________
Name: Brian K. Moore